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                                                                    Exhibit 23.1
                                                                    ------------

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 31, 2000 (except with respect to the matter discussed in Note 20 as to which the date is February 11, 2000), included in the PrivateBancorp, Inc. Annual Report on Form 10-K for the year end December 31, 1999, into the Corporation's previously filed Form S-8 Registration Statement File No. 333-88289.


                                                             ARTHUR ANDERSEN LLP

Chicago, Illinois
March 29, 2000